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                                        SECURITIES AND EXCHANGE COMMISSION
                                              Washington, D.C. 20549

                                                     FORM 8-K

                                                  CURRENT REPORT

                                      Pursuant to Section 13 or 15(d) of the
                                          Securities Exchange Act of 1934

                         Date of Report (Date of earliest event reported): October 2, 2001

                                               EDISON INTERNATIONAL
                              (Exact name of registrant as specified in its charter)

                 CALIFORNIA                           001-9936                              95-4137452
     (State or principal jurisdiction of          (Commission file                       (I.R.S. employer
       incorporation or organization)                  number)                          identification no.)

                                             2244 Walnut Grove Avenue
                                                  (P.O. Box 800)
                                            Rosemead, California 91770
                           (Address of principal executive offices, including zip code)

                                                   626-302-2222
                               (Registrant's telephone number, including area code)

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Items 1 through 4, 6, 8 and 9 are not included because they are inapplicable.

Item 5.  Other Events

On October 2, 2001, the California Public Utilities Commission (CPUC) announced an agreement with Southern
California Edison Company (SCE) to settle a pending lawsuit.  SCE is the electric utility subsidiary of Edison
International (EIX).  SCE expects that the settlement agreement and the CPUC actions contemplated in the agreement should enable SCE to recover its previously undercollected power procurement costs and repay its outstanding overdue obligations.  As previously reported, SCE initiated the lawsuit in late 2000 in federal district court in California seeking a ruling that SCE is entitled to full recovery of its costs for wholesale purchases of electricity.  By agreement of the parties, a stay of the lawsuit was issued in April 2001 while SCE sought implementation of legislative, regulatory and executive actions to resolve the California energy crisis and SCE's related financial and liquidity problems.  A copy of the settlement agreement, as executed by SCE, the
CPUC, and each of its commissioners, is attached as Exhibit 99, and incorporated by this reference.

Key elements of the settlement agreement include the following items:

o        The CPUC will establish an account called the Procurement Related Obligations Account (PROACT) as of
     September 1, 2001, which will have an opening balance equal to the amount of SCE's procurement-related liabilities as of August 31, 2001 (approximately $6.35 billion), less SCE's cash and cash equivalents as of that date, and less the sum of $300 million.  The opening balance is subject to verification.  The parties estimate that the balance of the PROACT, as of the date of the agreement, is approximately $3.3 billion.

o        During a period beginning on September 1, 2001 and ending on the earlier of the date that SCE has recovered all of its procurement-related obligations recorded in the PROACT or December 31, 2005, SCE will apply to the PROACT, on a monthly or other basis established by the CPUC, the positive or negative difference of SCE's revenues from retail electric rates (including surcharges) over the costs that SCE is authorized by the CPUC to recover in retail electric rates.  Unrecovered obligations in the PROACT will bear interest from September 1, 2001.

o        The parties agree that SCE will recover in retail electric rates its procurement-related obligations in the PROACT, with interest, by December 31, 2005.  Subject to certain adjustments, the CPUC will maintain current rates (including surcharges) in effect until December 31, 2003, or, if earlier, until the date that
     SCE recovers the entire PROACT balance.  If SCE has not recovered the entire balance by December 31, 2003, the unrecovered balance will be amortized for up to an additional two years.  The parties currently project that existing retail electric rates, including surcharges and as increased or decreased to reflect certain costs, will likely result in SCE recovering substantially all of its unrecovered procurement-related obligations prior to the end of 2003.

o        If the CPUC concludes that it is desirable to authorize a securitized financing of SCE's procurement-related obligations, the parties will work together to achieve the securitization.  Proceeds of any securitization will be credited to the PROACT when they are actually received.

o        During the period that SCE is recovering its procurement-related obligations, no penalty will be imposed by the CPUC on SCE for any noncompliance with CPUC-mandated capital structure requirements.

o        SCE intends to apply for CPUC approval to incur up to $250 million of recoverable costs to acquire financial instruments and engage in other transactions intended to hedge fuel cost risks associated with
     SCE's retained generation assets and power purchase contracts with qualifying facilities and other utilities.  The CPUC indicated that it will schedule proceedings reasonably promptly and consider SCE's application on an expedited basis.

o        SCE will not declare or pay dividends or other distributions on its common stock (all of which is held by EIX) prior to the earlier of the date SCE has recovered all of its procurement-related obligations in the
     PROACT or January 1, 2005.  However, if SCE has not recovered all of its procurement-related obligations by
     December 31, 2003, SCE may apply to the CPUC for consent to resume common stock dividends, and the CPUC will not unreasonably withhold its consent.

o        To ensure the ability of SCE to continue to provide adequate service until the effectiveness of SCE's next general rate case, SCE may make capital expenditures above the level contained in current rates, up to
     $900 million per year, which will be treated as recoverable costs.

o        Subject to certain qualifications, SCE will cooperate with the CPUC and the California Attorney General to pursue and resolve SCE's claims and rights against sellers of energy and related services, SCE's defenses to claims arising from any failure to make payments to the California Power Exchange or California
     Independent System Operator, and similar claims by the State of California or its agencies against the same adverse parties.  Refunds obtained by SCE in respect of its procurement-related liabilities will be applied to the balance in the PROACT.

o        SCE and the CPUC will submit to the federal district court a stipulated judgment incorporating the settlement agreement within four business days after the agreement is executed.  The form of stipulated judgment is included in Exhibit 99 to this report.  If the federal district court does not enter the stipulated judgment within 30 days after the agreement is executed, either SCE or the CPUC may terminate the agreement.

o        Promptly after the stipulated judgment is entered by the federal district court, SCE will deliver executed releases to the CPUC releasing all claims and causes of action that SCE may have against the State of California and the CPUC arising from the pending lawsuit and certain CPUC actions and decisions relating to the California energy crisis and its impacts on SCE.  The form of release is included in Exhibit 99 to this report.

SCE and the CPUC filed the stipulated judgment with the federal district court on October 2, 2001.  Neither EIX nor SCE can provide assurance that the court will enter the stipulated judgment within the specified period of 30 days.

The settlement agreement states that one of its purposes is to "restore the investment grade creditworthiness of
SCE as rapidly as reasonably practical so that it will be able to provide reliable electrical service as a state regulated entity as it has in the past."  SCE cannot provide assurance that it will regain investment grade credit ratings by any particular date.  EIX also cannot provide assurance that EIX will regain investment grade credit ratings by any particular date.

The California Legislature adjourned its 2001 session on September 14, 2001, without approving final legislation that would have enabled SCE to recover its undercollected power procurement costs and return to creditworthiness.  The Governor of California called a third extraordinary session of the Legislature to begin on
October 9, 2001.  Following the CPUC's announcement of the settlement agreement, the Governor stated that he applauds the mutual efforts of the CPUC and SCE and, in light of the settlement, there is no need for a special session of the Legislature and he is rescinding his call of a third extraordinary session.  SCE does not expect to seek any legislative action in the immediate future, because it believes that the settlement agreement with the CPUC substantially resolves the issues that would have been addressed by the Legislature.

This report contains forward-looking statements about future events, such as the implementation and effects of the settlement agreement between SCE and the CPUC.  In this report, the words "expects," "intends," "projects,"
and other similar expressions are intended to identify forward-looking information that involves risks and uncertainties.  Actual results or outcomes could differ materially as a result of such important factors as a possible decision of the federal district court not to enter the stipulated judgment provided for in the settlement agreement; possible challenges to the entry of the stipulated judgment or the provisions of the settlement agreement; possible ballot initiatives attempting to undermine the provisions of the settlement agreement or otherwise adversely affecting SCE; the possibility that future prices of wholesale electricity and natural gas or SCE's costs may differ from the prices and costs that were assumed in negotiating the settlement agreement, which could cause SCE's cost recovery to be less than anticipated; the actions of securities rating agencies in determining whether or when to make changes in SCE's credit ratings; the possible inability of SCE to refinance existing obligations and obtain new financing on reasonable terms as needed; the possibility that SCE's creditors may file an involuntary bankruptcy petition against SCE or pursue other remedies against SCE or its assets; and other currently unforeseen events.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(a)      Not applicable

(b)      Not applicable

(c)      Exhibits

         99       Settlement Agreement between SCE and the CPUC, including forms of stipulated judgment and release of claims.

                                                    SIGNATURES

Pursuant to the  requirements  of the  Securities  Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                                      EDISON INTERNATIONAL
                                                                           (Registrant)

                                                                       KENNETH S. STEWART
                                                 -------------------------------------------------------------
                                                                       KENNETH S. STEWART
                                                        Assistant General Counsel and Assistant Secretary

October 3, 2001